Exhibit 99.1
For Immediate Release
Starwood Property Trust Reports Results for
Quarter Ended March 31, 2025
– Quarterly GAAP Earnings of $0.33 and Distributable Earnings (DE) of $0.45 per Diluted Share –
– Invested $2.3 Billion, Including $1.4 Billion in Commercial Lending and Record $0.7 Billion in Infrastructure Lending –
– Closed $1.3 Billion After Quarter End, Including $0.9 Billion in Commercial Lending –
– Issued $500 Million of Corporate Debt, Extending Average Maturity to 3.7 Years –
– Current Liquidity of $1.5 Billion –
– Paid Quarterly Dividend of $0.48 per Share for Over a Decade –
MIAMI BEACH, FL, May 9, 2025 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2025. The Company’s first quarter 2025 GAAP net income was $112.3 million, and Distributable Earnings (a non-GAAP financial measure) was $156.3 million.

“We entered 2025 with significant financial flexibility, diversified business lines, and a solid investment portfolio that we expect to grow significantly this year, with commercial lending originations to date already surpassing all of last year. Our pipeline across businesses continues to be very active. Dislocation in securitized markets, as we are seeing today, always creates outsized opportunities for us,” commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“With $18 billion of capital raised since our IPO, we have a demonstrated ability to access capital markets across varied market conditions. We also continue to benefit from our diverse business model, high levels of liquidity, no corporate debt maturities for over a year, $4.9 billion of unencumbered assets and $1.5 billion of unrealized property gains which we can harvest to create incremental distributable earnings,” added Jeffrey DiModica, President of Starwood Property Trust.

Supplemental Schedules
The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information
The Company will host a live webcast and conference call on Friday, May 9, 2025, at 10:00 a.m. Eastern Time. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the Investor Relations section of the website. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.
To Participate via Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9039
International: 1-201-689-8470
Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13750625
The playback can be accessed through May 23, 2025.
About Starwood Property Trust, Inc.
Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. As of March 31, 2025, the Company has successfully deployed over $104 billion of capital since inception and manages a portfolio of over $26 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.
Forward-Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing, and other risks detailed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.
In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations by Segment
For the three months ended March 31, 2025
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Revenues:
Interest income from loans	$290,299	$60,456	$—	$3,168	$—	$353,923	$—	$353,923
Interest income from investment securities	23,889	154	—	28,174	—	52,217	(39,996)	12,221
Servicing fees	65	—	—	21,829	—	21,894	(4,434)	17,460
Rental income	8,203	—	16,315	4,665	—	29,183	—	29,183
Other revenues	3,010	1,015	234	1,039	95	5,393	—	5,393
Total revenues	325,466	61,625	16,549	58,875	95	462,610	(44,430)	418,180
Costs and expenses:
Management fees	180	—	—	—	40,583	40,763	—	40,763
Interest expense	165,551	35,154	8,977	8,133	74,538	292,353	(195)	292,158
General and administrative	14,606	5,018	1,414	22,501	4,608	48,147	—	48,147
Costs of rental operations	5,518	—	6,018	3,284	—	14,820	—	14,820
Depreciation and amortization	3,607	10	5,865	1,751	251	11,484	—	11,484
Credit loss (reversal) provision, net	(25,759)	760	—	—	—	(24,999)	—	(24,999)
Other expense	(25)	1,923	(82)	35	—	1,851	—	1,851
Total costs and expenses	163,678	42,865	22,192	35,704	119,980	384,419	(195)	384,224
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	28,691	28,691
Change in fair value of servicing rights	—	—	—	(114)	—	(114)	867	753
Change in fair value of investment securities, net	7,397	—	—	(22,629)	—	(15,232)	15,059	(173)
Change in fair value of mortgage loans, net	42,574	—	—	15,830	—	58,404	—	58,404
Income from affordable housing fund investments	—	—	3,910	—	—	3,910	—	3,910
Earnings (loss) from unconsolidated entities	1,296	(622)	—	245	—	919	(382)	537
(Loss) gain on derivative financial instruments, net	(65,838)	(19)	(98)	(1,073)	27,339	(39,689)	—	(39,689)
Foreign currency gain (loss), net	34,616	236	(61)	—	—	34,791	—	34,791
Other (loss) income, net	(489)	—	(828)	4	—	(1,313)	—	(1,313)
Total other income (loss)	19,556	(405)	2,923	(7,737)	27,339	41,676	44,235	85,911
Income (loss) before income taxes	181,344	18,355	(2,720)	15,434	(92,546)	119,867	—	119,867
Income tax provision	(294)	(133)	—	(3,339)	—	(3,766)	—	(3,766)
Net income (loss)	181,050	18,222	(2,720)	12,095	(92,546)	116,101	—	116,101
Net (income) loss attributable to non-controlling interests	(3)	—	(5,084)	1,241	—	(3,846)	—	(3,846)
Net income (loss) attributable to Starwood Property Trust, Inc.	$181,047	$18,222	$(7,804)	$13,336	$(92,546)	$112,255	$—	$112,255

Definition of Distributable Earnings
Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs for successful acquisitions, depreciation and amortization of real estate and associated intangibles, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors. Refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 for additional information regarding Distributable Earnings.
Reconciliation of Net Income to Distributable Earnings
For the three months ended March 31, 2025
(Amounts in thousands except per share data)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$181,047	$18,222	$(7,804)	$13,336	$(92,546)	$112,255
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	4,659	—	—	4,659
Non-controlling interests attributable to unrealized gains/losses	—	—	(3,374)	(4,503)	—	(7,877)
Non-cash equity compensation expense	2,792	600	109	1,397	8,452	13,350
Management incentive fee	—	—	—	—	10,061	10,061
Depreciation and amortization	3,742	—	5,971	1,852	—	11,565
Interest income adjustment for loans and securities	6,216	—	—	15,162	—	21,378
Consolidated income tax provision associated with fair value adjustments	294	133	—	3,339	—	3,766
Other non-cash items	3	—	295	(366)	—	(68)
Reversal of GAAP unrealized and realized (gains) / losses on:
Loans	(42,574)	—	—	(15,830)	—	(58,404)
Credit loss (reversal) provision, net	(25,759)	760	—	—	—	(24,999)
Securities	(7,397)	—	—	22,629	—	15,232
Woodstar Fund investments	—	—	(3,910)	—	—	(3,910)
Derivatives	65,838	19	98	1,073	(27,339)	39,689
Foreign currency	(34,616)	(236)	61	—	—	(34,791)
(Earnings) loss from unconsolidated entities	(1,296)	622	—	(245)	—	(919)
Recognition of Distributable realized gains / (losses) on:
Loans	(180)	—	—	14,707	—	14,527
Securities	(31)	—	—	(2,533)	—	(2,564)
Woodstar Fund investments	—	—	20,321	—	—	20,321
Derivatives	29,041	53	(97)	(1,024)	(7,034)	20,939
Foreign currency	386	(33)	(61)	—	—	292
Earnings (loss) from unconsolidated entities	1,296	(108)	—	606	—	1,794
Distributable Earnings (Loss)	$178,802	$20,032	$16,268	$49,600	$(108,406)	$156,296
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.51	$0.06	$0.05	$0.14	$(0.31)	$0.45

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet by Segment
As of March 31, 2025
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Assets:
Cash and cash equivalents	$19,249	$161,387	$32,113	$22,109	$205,722	$440,580	$—	$440,580
Restricted cash	96,106	19,306	1,158	349	134,852	251,771	—	251,771
Loans held-for-investment, net	13,813,048	2,708,931	—	—	—	16,521,979	—	16,521,979
Loans held-for-sale	2,375,642	—	—	70,994	—	2,446,636	—	2,446,636
Investment securities	871,299	17,158	—	1,148,978	—	2,037,435	(1,539,976)	497,459
Properties, net	695,579	—	652,965	64,690	—	1,413,234	—	1,413,234
Investments of consolidated affordable housing fund	—	—	2,065,498	—	—	2,065,498	—	2,065,498
Investments in unconsolidated entities	26,612	53,483	—	33,265	—	113,360	(14,898)	98,462
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Intangible assets	9,914	—	21,438	63,323	—	94,675	(34,878)	59,797
Derivative assets	82,602	—	17	4	2,349	84,972	—	84,972
Accrued interest receivable	128,296	14,029	—	338	28	142,691	—	142,691
Other assets	213,713	3,478	54,472	9,033	129,108	409,804	—	409,804
VIE assets, at fair value	—	—	—	—	—	—	37,470,618	37,470,618
Total Assets	$18,332,060	$3,097,181	$2,827,661	$1,553,520	$472,059	$26,282,481	$35,880,866	$62,163,347
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$297,370	$36,186	$13,966	$29,395	$102,978	$479,895	$—	$479,895
Related-party payable	—	—	—	—	36,538	36,538	—	36,538
Dividends payable	—	—	—	—	165,039	165,039	—	165,039
Derivative liabilities	52,248	—	—	—	20,727	72,975	—	72,975
Secured financing agreements, net	8,942,642	961,524	480,322	527,359	1,546,810	12,458,657	(20,219)	12,438,438
Collateralized loan obligations and single asset securitization, net	1,935,109	1,230,187	—	—	—	3,165,296	—	3,165,296
Unsecured senior notes, net	—	—	—	—	2,747,330	2,747,330	—	2,747,330
VIE liabilities, at fair value	—	—	—	—	—	—	35,901,085	35,901,085
Total Liabilities	11,227,369	2,227,897	494,288	556,754	4,619,422	19,125,730	35,880,866	55,006,596
Temporary Equity: Redeemable non-controlling interests	—	—	426,835	—	—	426,835	—	426,835
Permanent Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	3,468	3,468	—	3,468
Additional paid-in capital	834,079	591,500	(395,292)	(746,610)	6,060,216	6,343,893	—	6,343,893
Treasury stock	—	—	—	—	(138,022)	(138,022)	—	(138,022)
Retained earnings (accumulated deficit)	6,257,767	277,784	2,094,585	1,626,488	(10,073,025)	183,599	—	183,599
Accumulated other comprehensive income	12,727	—	—	—	—	12,727	—	12,727
Total Starwood Property Trust, Inc. Stockholders’ Equity	7,104,573	869,284	1,699,293	879,878	(4,147,363)	6,405,665	—	6,405,665
Non-controlling interests in consolidated subsidiaries	118	—	207,245	116,888	—	324,251	—	324,251
Total Permanent Equity	7,104,691	869,284	1,906,538	996,766	(4,147,363)	6,729,916	—	6,729,916
Total Liabilities and Equity	$18,332,060	$3,097,181	$2,827,661	$1,553,520	$472,059	$26,282,481	$35,880,866	$62,163,347